UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	20-8046599
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 450, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

450 N. Brand Blvd., Suite 600, Glendale, CA 91203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of October 17, 2012 Mark A. Meyers was elected to the Company’s Board of Directors. Mr. Meyers will also serve as Chief Strategy Officer for ApolloMed. In connection with his service to the Company as a director and Chief Strategy Officer, Mr. Meyers entered into the Company’s form of Director Agreement which entitles Mr. Meyers to receive a fee of $1,000 per board meeting attended as well as a grant of 400,000 restricted shares of the Company’s common stock for his board service. These restricted shares will vest on a monthly basis evenly over a 3 year period.

Effective as of October 22, 2012 Mitchell R. Creem was elected to the Company’s Board of Directors. In connection with his service to the Company as a director, Mr. Creem entered into the Company’s form of Director Agreement which entitles Mr. Creem to receive a fee of $1,000 per board meeting attended, as well as a grant of 500,000 restricted shares of the Company’s common stock for his board service. These restricted shares will vest on a monthly basis evenly over a 3 year period.

Item 7.01 Regulation FD Disclosure.

On October 17, 2012 and October 22, 2012, respectively, the Company issued press releases concerning some of the matters discussed above. Copies of such press releases are being furnished as Exhibit 99.1 and Exhibit 99.2 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Apollo Medical Holdings, Inc. dated October 17, 2012
99.2	Press Release of Apollo Medical Holdings, Inc. dated October 22 , 2012

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: October 17, 2012	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer

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